UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

MBX Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42272	84-1882872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 N. Meridian Street Suite 300
Carmel, Indiana		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (317) 659-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MBX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 11, 2026, MBX Biosciences, Inc. (the "Company") issued a press release (the "Press Release") titled “MBX Biosciences Provides Obesity Portfolio Update Including Initial Phase 1 Data for MBX 4291 Supporting Potential for Once-Monthly Dosing.” A copy of the Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also, on May 11, 2026 at 10:30 a.m. E.T., the Company will host an in-person and virtual Obesity Day to provide an update on its expanding obesity portfolio of products. A copy of the presentation from the event will be available in the "Investors" section of the Company's website at www.mbxbio.com and is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information included under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 11, 2026, the Company provided an update on its obesity portfolio, including initial data from the MBX 4291 Phase1 clinical trial and nomination of MBX 5765 as its amycretin prodrug development candidate, as well as an update on the imapextide Phase 2a clinical trial. The update is summarized below.

Patient Population and Market

According to the World Health Organization and World Obesity Federation, there are 890 million adults living with obesity and 160 million children living with obesity, while 2.5 billion adults worldwide are overweight and 390 million children and adolescents are overweight. Obesity rates have doubled since 1990 and 25% of the world's population is currently projected to have obesity by 2035.

The obesity drug market is projected to surpass $90 billion through 2031, which is being driven by investment in GLP-1+ next generation treatment and improved access and affordability allowing more patients to consider and utilize obesity medications, as well as rising obesity prevalence and increased awareness of obesity drugs.

Phase 1 Study Design and Current Status

The ongoing Phase 1, randomized, double-blind, placebo-controlled study is evaluating MBX 4291 in adults with obesity (BMI ≥30 kg/m2). The study includes three distinct parts: single ascending dose ("SAD Part A"), multiple ascending dose ("MAD Part B") and 12-week multiple ascending dose ("MAD Part C"). The overall Phase 1 program is designed to assess safety, tolerability, pharmacokinetics, pharmacodynamics and exploratory effects on body weight.

SAD Part A includes five dose cohorts ranging from 15 mg to 180 mg, with 8 subjects in each cohort randomized to active treatment (6) or placebo (2); four of the five planned SAD cohorts have been completed.

MAD Part B includes three cohorts evaluating a regimen of four weekly doses, potentially followed by a single monthly dose. There are 8 subjects in each cohort randomized to active treatment (6) or placebo (2), and the first cohort of Part B (30 mg qw x 4 + 120 mg) has been completed.

MAD Part C includes two cohorts, beginning with a regimen of four identical weekly doses followed by once-monthly dosing for a total of 12 weeks. There are 30 subjects in each cohort randomized to active treatment (20) or placebo (10).

The preliminary blinded data presented are from the first four cohorts of SAD Part A and the first cohort of MAD Part B. The trial will remain blinded until the Phase 1 study is completed.

SAD (Part A)

•
Pharmacokinetics: MBX 4291 demonstrated dose-proportional pharmacokinetics (PK) across the four dose cohorts following a single administration: 15 mg, 60 mg, 90 mg and 180 mg. The 120 mg dose cohort is ongoing.

•
Exposure profile: A slow accumulation and gradually increasing concentrations of active peptide were demonstrated, with a Tmax of approximately 13-14 days and sustained exposure, which is supportive of once-monthly dosing potential.

•
Safety: MBX 4291 was generally well tolerated in the first three cohorts of the ongoing blinded study, with a clear dose-dependent rate of predominantly mild gastrointestinal (GI)-related adverse events; the maximum tolerated dose (MTD) was reached with the 180 mg single dose.

MAD Cohort 1 (Part B)

•
Pharmacokinetics: A titration regimen of four weekly 30 mg doses followed by a single 120 mg monthly administration resulted in gradual accumulation and sustained concentrations of active peptide. The T1/2Cmax was approximately 26 days, which is supportive of true once-monthly dosing.

•
Weight loss: Preliminary blinded data demonstrated mean weight loss of 7% (range 0-16%) at eight weeks (n=8, including 2 placebo).

•
Safety: MBX 4291 was generally well tolerated, with no serious adverse events. Only one subject experienced an event of diarrhea, nausea or vomiting through eight weeks; the subject experienced mild diarrhea following the first administration . There were no reported events of nausea or vomiting in the first MAD cohort.

12-Week MAD (Part C)

•
Data from the 12-week MAD Part C cohort remain on track for Q4 2026.

Expanding Obesity Pipeline

•
Amycretin candidate: MBX announced the nomination of MBX 5765 as its lead amycretin prodrug candidate. Enabled by the Company’s clinically validated PEPTM platform, MBX 5765 combines GLP-1, GIP, glucagon (GCG) and dual amylin and calcitonin receptor agonists (DACRA) activity in a single construct. The differentiated mechanism of MBX 5765 is designed for once-monthly dosing, superior efficacy and improved tolerability. IND-enabling studies for MBX 5765 are expected to begin in Q2 2026.

•
Triple-agonist candidate: The Company is on track to nominate its GLP-1/GIP/GCG receptor prodrug candidate in Q3 2026, further expanding its obesity pipeline to potentially address the full spectrum of patient needs.

POC Achieved for Imapextide in PBH

MBX also announced that once-weekly imapextide achieved proof of concept (POC) in PBH. Preliminary results from the Phase 2a STEADI™ trial demonstrated average increases from baseline in glucose nadir of 17% (45 mg), 28% (100 mg), and 34% (200 mg), as well as average decreases from baseline in insulin peak of 11% (45 mg), 33% (100 mg), and 45% (200 mg). Given the Company's growing number of novel peptide-based drug candidates, including the most advanced candidate, canvuparatide for the treatment of hypoparathyroidism, and its expanding obesity pipeline, the Company will not be committing further investment toward a Phase 2b clinical trial of imapextide in PBH.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: MBX Biosciences’ expectations regarding the further advancement of its pipeline of programs in endocrine and metabolic disorders, including timing of results of the 12-week MAD portion of the Phase 1 trial for MBX 4291 in Q4 2026, the initiation of IND-enabling studies for MBX 5765 in Q2 2026 and nomination of the Company’s GLP-1/GIP/glucagon receptor (GCGR) prodrug candidate in Q3 2026; statements regarding the potential of MBX Biosciences’ delivery of differentiated endocrine and metabolic compounds; the potential for canvuparatide to be a once-weekly PTH replacement therapy; the expected timing of the additional Phase 1 readout for MBX 4291 and candidate nominations; the potential for MBX Biosciences to develop therapies for obesity dosed once monthly; and the ability of MBX 4291 to be a treatment of obesity and have a compelling tolerability profile.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect MBX Biosciences’ business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; MBX Biosciences’ ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities, including the risk for differences between interim data and final data from the Company’s ongoing clinical trials; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; MBX Biosciences’ ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining MBX Biosciences’ intellectual property protections; and risks related to the competitive landscape for MBX Biosciences’ product candidates; as well as other risks described in “Risk Factors,” in MBX Biosciences’ Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as well as subsequent filings filed with the Securities and Exchange Commission (SEC). MBX Biosciences expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by MBX Biosciences, Inc. on May 11, 2026.
99.2	Corporate presentation of MBX Biosciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBX BIOSCIENCES, INC.

Date:	May 11, 2026	By:	/s/ P. Kent Hawryluk
President and Chief Executive Officer (Principal Executive Officer)